Exhibit 2


                               PURCHASE AGREEMENT

                         Carolina Power & Light Company
                     $300,000,000 Aggregate Principal Amount
                           Medium-Term Notes, Series D

                                  April 4, 2001

Chase Securities Inc.                             First Union Securities, Inc.
270 Park Avenue, 8th  Floor                       One First Union Center, DC-5
New York, NY  10017-2070                          301 South College Street
                                                  Charlotte, NC  28288-0602

Mellon Financial Markets, LLC                     PNC Capital Markets, Inc.
One Mellon Center Room 151-0475                   249 Fifth Avenue, 26th Floor
Pittsburgh, PA 15258-0001                         Pittsburgh, PA  15222

Ladies and Gentlemen:

         Carolina Power & Light Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated June 30, 2000 (the "Distribution Agreement"), between the Company on the one hand and Chase Securities Inc. ("Chase"), First Union Securities, Inc. ("First Union"), Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. on the other, and the letter agreement, dated April 4, 2001, between the Company on the one hand and Mellon Financial Markets, LLC ("Mellon") and PNC Capital Markets, Inc. ("PNC") on the other, adding Mellon and PNC as agents under the Distribution Agreement, to issue and sell to Chase, First Union, Mellon and PNC (the "Agents") the notes specified in the Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Purchase Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Purchase Agreement.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Agents, and each of the Agents agrees to purchase from the Company, severally, as principal, the Purchased Notes, at the time and place, in the principal amount, at the purchase price and pursuant to the other terms set forth in the Schedule hereto.


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         If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof; and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among you and the Company.

                                      Very truly yours,

                                      CAROLINA POWER & LIGHT COMPANY


                                      By:      /s/Thomas R. Sullivan
                                               --------------------------
                                               Thomas R. Sullivan, Treasurer

Accepted and agreed:

CHASE SECURITIES INC.                            FIRST UNION SECURITIES INC.


By:       /s/ Robert S. Gelnaw                   By:        /s/ William Ingram
          --------------------                              ------------------
Name:     Robert S. Gelnaw                       Name:      William Ingram
Title:    Vice President                         Title:     Managing Director


MELLON FINANCIAL MARKETS, LLC                    PNC CAPITAL MARKETS, INC.


By:       /s/ David Diez                         By:       /s/ Robert W. Thomas
          -------------------------                        --------------------
Name:     David Diez                             Name:     Robert W. Thomas
Title:    Vice President                         Title:    Managing Director

                                        Schedule to Purchase Agreement

Title of Purchased Notes:           Carolina Power & Light Company
                                    Fixed Rate Medium-Term Notes, Series D

Principal Amount:                   $300,000,000

Price to Public:                    99.942%

Agents' Underwriting Discount:      $1,800,000 (.600% of Principal Amount)

Purchase Price:                     99.342%

Proceeds to the Company:            $298,026,000

Principal Amount to be severally
purchased by each Agent:            Chase Securities Inc.           $115,500,000
                                    First Union Securities, Inc.    $ 94,500,000
                                    Mellon Financial Markets, LLC   $ 45,000,000
                                    PNC Capital Markets, Inc.       $ 45,000,000

Original Issue Date:                April 9, 2001

Closing Location:                   Offices of Hunton & Williams
                                    421 Fayetteville Street Mall
                                    Raleigh, North Carolina

Maturity:                           April 1, 2008

Interest Rate:                      6.650%

Interest Payment Dates:             April 1 and October 1

Redemption:                         At the option of the Company, as described
                                    in Pricing Supplement No. 1, dated April 4,
                                    2001, with respect to the Purchased Notes

Documents to be Delivered

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     (1)  The officers' certificate referred to in Section 5(b).
     (2)  The opinion of counsel referred to in Section 5(c).
     (3)  The comfort letter referred to in Section 5(d).
     (4) An opinion of Hunton & Williams substantially to the effect described in Section 4(e).